Exhibit 10
JOINDER AGREEMENT
     This Joinder Agreement dated as of June 1, 2009 (this “Joinder Agreement”), by and among Citigroup Managed Futures LLC (“CMF”), as the general partner or trading manager of, and on behalf of, the investment funds identified on the schedule attached as Exhibit A to this agreement (each, a “Fund” and collectively, the “Funds”), Citigroup Global Markets Inc. (on behalf of itself and its Smith Barney division) (“CGMI”) and Morgan Stanley Smith Barney LLC (the “Joining Party”) amends the Agency and/or Selling Agreements, as applicable, listed on Exhibit A, including any annexes thereto to which CGMI is a party (each, an “Agency Agreement” and collectively, the “Agency Agreements”), by and among CMF, the Funds, CGMI and the other parties thereto.
     This Joinder Agreement shall be effective as of the date of the close of the transaction between Citigroup Inc. and Morgan Stanley resulting in the formation and commencement of operations of the Joining Party (the “Joint Venture Closing”). After the Joint Venture Closing, the Joining Party will be comprised of two channels, the Smith Barney channel and the Morgan Stanley channel. It is contemplated that the Funds will be offered by the Smith Barney channel and not the Morgan Stanley channel until the parties to the joint venture otherwise agree. The terms and conditions of the Agency Agreements not specifically modified or amended by this Joinder Agreement will continue in full force and effect.
     The Joining Party, CMF, the Funds, and CGMI acknowledge, agree and confirm that, by their execution of this Joinder Agreement, the Joining Party, on behalf of its Smith Barney channel, shall be deemed to be a party to the Agency Agreements as of the date of the Joint Venture Closing and shall have all of the rights, duties and obligations of an “agent” (as such rights, duties and obligations are described in each Agency Agreement) as if the Joining Party had been a party to and had executed the Agency Agreement. The Joining Party agrees, with respect to its Smith Barney channel, as of the date of the Joint Venture Closing and without retroactive effect, to be bound by all of the terms, provisions and conditions contained in each Agency Agreement. Each party hereto acknowledges that the Joining Party may serve as a non-exclusive selling agent for the purposes of privately offering to prospective limited partners Units (as defined in each Agency Agreement) of the Fund.
     Notwithstanding anything to the contrary in the Agency Agreement, so long as CGMI serves as a clearing broker for a Fund, CGMI shall continue to be compensated as set forth in the relevant Fund’s Agency Agreement and/or Customer Agreement which prescribes such compensation. The Fund and the general partner or trading manager acknowledge that CGMI may allocate and pay to the Joining Party all or a portion of any compensation paid to CGMI under the Agency Agreement, as may be agreed between CGMI and the Joining Party.
     This Joinder Agreement shall be governed by the laws of the State of New York (without regard to the conflicts of laws rules thereof) and may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission by telecopier or facsimile transmission of an executed counterpart of this Joinder Agreement shall constitute due and sufficient delivery of such counterpart.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Joinder Agreement to be duly executed by the authorized person whose signature appears below.

MORGAN STANLEY SMITH BARNEY LLC

By:	/s/ Janice Fetsch Name: Janice Fetsch
Title: Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Laurie A. Hesslein Name: Laurie A. Hesslein
Title: Managing Director

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jerry Pascucci Name: Jerry Pascucci
Title: President

EACH OF THE FUNDS LISTED ON EXHIBIT A HERETO
By:	Citigroup Managed Futures LLC, the general
partner or trading manager of each Fund

By:	/s/ Jerry Pascucci Name: Jerry Pascucci
Title: President